                                                                    EXHIBIT (12)
                                                                          Page 1

                              Republic Bancorp Inc.
 Calculations of Ratios of Earnings to Combined Fixed Charges and Dividends on
          Trust Preferred Securities and Preferred Stock of Subsidiary

                                                                          For the Year Ended December 31,
                                                        ------------------------------------------------------------------
(in thousands)                                             2001         2000           1999         1998         1997
                                                        ---------     ---------     ---------    ---------    ---------
Including Interest on Deposits:

 Fixed charges:
    Total interest expense                              $ 189,767     $ 213,680     $ 171,396    $ 173,649    $ 148,666
    Interest portion of rent expense                          846           998         1,007          860          751
    Dividends on trust preferred securities
    and preferred stock of subsidiary                       3,655         2,723         2,723        2,723        1,218
                                                        ---------     ---------     ---------    ---------    ---------
        Fixed charges including
            interest on deposits                        $ 194,268     $ 217,401     $ 175,126    $ 177,232    $ 150,635
                                                        =========     =========     =========    =========    =========

 Earnings:
    Net income                                          $  47,910     $  45,677     $  14,911    $  38,952    $  33,114
    Income taxes                                           22,515        22,945        10,745       20,627       17,636
    Fixed charges, as above                               194,268       217,401       175,126      177,232      150,635
                                                        ---------     ---------     ---------    ---------    ---------
        Earnings for purposes
            of calculation                              $ 264,693     $ 286,023     $ 200,782    $ 236,811    $ 201,385
                                                        =========     =========     =========    =========    =========

 Ratio of earnings to combined
    fixed charges and dividends on trust
    preferred securities and preferred
    stock of subsidiary including interest
    on deposits                                              1.36 x        1.32 x        1.15 x       1.34 x       1.34 x


 Excluding Interest on Deposits:

 Fixed charges:
    Total interest expense excluding
        interest on deposits                            $  75,163     $  90,518     $  64,823    $  63,349    $  51,719
    Interest portion of rent expense                          846           998         1,007          860          751
    Dividends on trust preferred securities
    and preferred stock of subsidiary                       3,655         2,723         2,723        2,723        1,218
                                                        ---------     ---------     ---------    ---------    ---------
        Fixed charges excluding
            interest on deposits                        $  79,664     $  94,239     $  68,553    $  66,932    $  53,688
                                                        =========     =========     =========    =========    =========

 Earnings:
    Net income                                          $  47,910     $  45,677     $  14,911    $  38,952    $  33,114
    Income taxes                                           22,515        22,945        10,745       20,627       17,636
    Fixed charges, as above                                79,664        94,239        68,553       66,932       53,688
                                                        ---------     ---------     ---------    ---------    ---------
        Earnings for purposes
            of calculation                              $ 150,089     $ 162,861     $  94,209    $ 126,511    $ 104,438
                                                        =========     =========     =========    =========    =========

 Ratio of earnings to combined
    fixed charges and dividends on trust
    preferred securities and preferred
    stock of subsidiary excluding interest
    on deposits                                              1.88 x        1.73 x        1.37 x       1.89 x       1.95

                                                                    EXHIBIT (12)
                                                                          Page 2

                              Republic Bancorp Inc.
          Calculations of Ratios of Earnings to Combined Fixed Charges

                                                                          For the Year Ended December 31,
                                                        ------------------------------------------------------------------
(in thousands)                                             2001         2000           1999         1998         1997
                                                        ---------     ---------     ---------    ---------    ---------
Including Interest on Deposits:

 Fixed charges:
    Total interest expense                              $ 189,767     $ 213,680     $ 171,396    $ 173,649    $ 148,666
    Interest portion of rent expense                          846           998         1,007          860          751
                                                        ---------     ---------     ---------    ---------    ---------
        Fixed charges including
            interest on deposits                        $ 190,613     $ 214,678     $ 172,403    $ 174,509    $ 149,417
                                                        =========     =========     =========    =========    =========

 Earnings:
    Net income                                          $  47,910     $  45,677     $  14,911    $  38,952    $  33,114
    Income taxes                                           22,515        22,945        10,745       20,627       17,636
    Fixed charges, as above                               190,613       214,678       172,403      174,509      149,417
                                                        ---------     ---------     ---------    ---------    ---------
        Earnings for purposes
            of calculation                              $ 261,038     $ 283,300     $ 198,059    $ 234,088    $ 200,167
                                                        =========     =========     =========    =========    =========

 Ratio of earnings to combined
    fixed charges including
    interest on deposits                                     1.37 x        1.32 x        1.15 x       1.34 x       1.34 x



 Excluding Interest on Deposits:

 Fixed charges:
    Total interest expense excluding
        interest on deposits                            $  75,163     $  90,518     $  64,823    $  63,349    $  51,719
    Interest portion of rent expense                          846           998         1,007          860          751
                                                        ---------     ---------     ---------    ---------    ---------
        Fixed charges excluding
            interest on deposits                        $  76,009     $  91,516     $  65,830    $  64,209    $  52,470
                                                        =========     =========     =========    =========    =========

 Earnings:
    Net income                                          $  47,910     $  45,677     $  14,911    $  38,952    $  33,114
    Income taxes                                           22,515        22,945        10,745       20,627       17,636
    Fixed charges, as above                                76,009        91,516        65,830       64,209       52,470
                                                        ---------     ---------     ---------    ---------    ---------
        Earnings for purposes
            of calculation                              $ 146,434     $ 160,138     $  91,486    $ 123,788    $ 103,220
                                                        =========     =========     =========    =========    =========

 Ratio of earnings to combined
       fixed charges excluding
       interest on deposits                                  1.93 x        1.75 x        1.39 x       1.93 x       1.97 x